Exhibit C.III Discussion materials May 2021 0Exhibit C.III Discussion materials May 2021 0

The JPMorgan Team dedicated to Inovalon Banking Coverage Mergers & Acquisitions Madhu Namburi Stas Byhovsky Scott Glowinski Drago Rajkovic Eric Rabinowitz Kyu Ha Lim Head of Global Technology Managing Director Managing Director Vice Chairman of Managing Director Executive Director Investment Banking Mergers & Acquisitions Equity-Linked Equity Capital Markets Leveraged Finance Capital Markets Greg Chamberlain Alejandra Fernandez Bianca Buck Santosh Sreenivasan Bradford Garvey Head of Technology Equity Executive Director Vice President Managing Director Managing Director Capital Markets 1The JPMorgan Team dedicated to Inovalon Banking Coverage Mergers & Acquisitions Madhu Namburi Stas Byhovsky Scott Glowinski Drago Rajkovic Eric Rabinowitz Kyu Ha Lim Head of Global Technology Managing Director Managing Director Vice Chairman of Managing Director Executive Director Investment Banking Mergers & Acquisitions Equity-Linked Equity Capital Markets Leveraged Finance Capital Markets Greg Chamberlain Alejandra Fernandez Bianca Buck Santosh Sreenivasan Bradford Garvey Head of Technology Equity Executive Director Vice President Managing Director Managing Director Capital Markets 1

JPMorgan has led more software equity deals than any other bank Software equity since 2016 (160 deals) Lead-Left 90 90 Software equity 75 deals since 2016 69 $43bn 44 Proceeds raised 41 JPM+GS JPM+MS 67% Market share 2 Source: Dealogic; excludes bought deals, REITs, and deals <$50mm

JPMorgan is the leading M&A advisor to technology companies

2019–'21 Global Tech M&A deals

Rank	Advisor	Volume ($mm)	No. of deals
1	JPMorgan	559,017	168
2	Goldman Sachs	600,108	163
3	Morgan Stanley	471,103	121
4	BofA Securities	393,885	101
5	Citi	189,486	66

2021 YTD Global Tech M&A deals

Rank	Advisor	Volume ($mm)	No. of deals
1	JPMorgan	143,223	40
2	Goldman Sachs	111,968	35
3	Morgan Stanley	52,2849	17
4	BofA Securities	28,717	16
5	Jefferies	25,511	13

Select marquee JPMorgan technology advisory transactions

- April 2021 — $52,000,000,000 — Dell: Spin-off of its 81% stake in vmware
- IBM — October 2018 — $34,000,000,000 — Acquired redhat; October 2020 — Spun off Managed Infrastructure Services Unit
- December 2021 — $9,500,000,000 — RealPage: Has been acquired by Thoma Bravo
- March 2021 — $7,000,000,000 — II-VI: Has acquired Coherent
- February 2021 — $2,100,000,000 — EA: Has acquired glu
- February 2021 — $5,340,000,000 — dialog: Has been acquired by Renesas
- January 2021 — $2,250,000,000 — Citrix: Has acquired wrike
- August 2020 — $11,000,000,000 — Ellie Mae: Has been acquired from Thoma Bravo by ICE
- July 2020 — $21,400,000,000 — maxim integrated: Has merged with Analog Devices
- December 2020 — $7,200,000,000 — Ingram: Has been acquired by Platinum Equity
- December 2020 — $1,150,000,000 — Venafi: Has been acquired by Thoma Bravo
- December 2020 — $1,000,000,000 — Kustomer: Has been acquired by facebook
- November 2020 — $1,600,000,000 — planview: Has been acquired by TPG &
- July 2020 — $925,000,000 — Hewlett Packard Enterprise: Has acquired silver peak
- December 2019 — $16,000,000,000 — IAC: Has spun off matchgroup
- August 2019 — $10,700,000,000 — Broadcom: Has acquired Symantec
- July 2020 — $4,400,000,000 — Postmates: Has been acquired by Uber
- May 2020 — Undisclosed — Cisco: Has acquired ThousandEyes
- December 2019 — $1,028,000,000 — f5: Has acquired Shape
- December 2019 — $4,400,000,000 — LogMeIn: Has been acquired by FP / Elliott
- December 2019 — $1,950,000,000 — Instructure: Has been acquired by Thoma Bravo
- May 2019 — $25,700,000,000 — global payments: Has merged with TSYS
- October 2020 — $9,900,000,000 — Marvell: Has acquired Inphi
- November 2019 — $5,400,000,000 — Apollo: Has acquired Tech Data
- October 2019 — $3,900,000,000 — Sophos: Has been acquired by Thoma Bravo
- August 2019 — $4,800,000,000 — vmware: Has acquired Pivotal & Carbon Black.
- June 2019 — €9,000,000,000 — Infineon: Has acquired Cypress
- March 2019 — $7,300,000,000 — Has been acquired by

Source: Dealogic, JPMorgan
Note: Data as of 4/15/2021; rank eligible deals greater than equal to $100mm with any (target, acquiror, divestor)

J.P.Morgan

3

#1 software M&A franchise generating the highest premium in sell-sides 1 2 Global software advisory volume 2018 – 2020 ($bn) Average tech sell-side premiums since 2013 $277 41% $223 $221 38% 37% 35% 35% 31% 1-day 1-month 1-day 1-month 1-day 1-month Source: JPMorgan, Dealogic (M&A Analytics); Note: Premium calculated based on offer price at announcement compared to the 1-day and 1-month unaffected pre-announcement trading price 1 2 Rank eligible deals greater than equal to $100mm with any (target, acquiror, divestor); Includes technology sell-side transactions with deal value greater than $500mm involving a U.S. public target 4#1 software M&A franchise generating the highest premium in sell-sides 1 2 Global software advisory volume 2018 – 2020 ($bn) Average tech sell-side premiums since 2013 $277 41% $223 $221 38% 37% 35% 35% 31% 1-day 1-month 1-day 1-month 1-day 1-month Source: JPMorgan, Dealogic (M&A Analytics); Note: Premium calculated based on offer price at announcement compared to the 1-day and 1-month unaffected pre-announcement trading price 1 2 Rank eligible deals greater than equal to $100mm with any (target, acquiror, divestor); Includes technology sell-side transactions with deal value greater than $500mm involving a U.S. public target 4

JPMorgan has the leading Healthcare practice

Recent JPMorgan Healthcare Technology Advisory Deals

January 2021 — $1.4bn talkspace Financial advisor to Talkspace on $1.4bn merger with Hudson Executive Investment Corp	October 2020 — $1.4bn CarePort Financial advisor to Allscripts on its sale of CarePort Health	June 2020 — $4.9bn veradigm Advisor and Lead Left Bookrunner on acquisition financing to acquire Cotiviti
May 2020 — $1.1bn AGFA Sole advisor to Agfa on the sale of its HCIT business to Dedalus	March 2020 — $5.0bn DXC.technology Sole advisor to DXC on the sale of its Medicaid technology business to Veritas	February 2020 — $1.8bn gainwell Financial advisor and Lead Left Bookrunner on Gainwell's acquisition financing of HMS
January 2020 — $1.1bn InTouch Health Sole advisor to InTouch on sale to Teladoc	September 2019 — $1.0bn CitiusTech Sole advisor to CitiusTech on its sale to Baring Private Equity Asia	July 2019 — $2.7bn WAYSTAR Advisor to Waystar on its sale of a majority equity stake to EQT and CPPIB
March 2019 — $1.4bn Advisor on sale of TRANZACT to Willis Towers Watson	December 2018 — Undisclosed Netsmart Advisor on sale of Allscripts stake to GI Partners and TA Associates	November 2018 — $5.7bn athenahealth Lead Left Bookrunner on Veritas' acquisition financing of Athena Health
	August 2018 — Undisclosed GoodRx Advisor to GoodRx on recapitalization by Silver Lake and Francisco Partners	

2014-2020 healthcare M&A advisory rankings

Rank	Advisor	Volume ($bn)	Number of deals
1	JPMorgan	$1,190	293
2	Goldman Sachs	$1,252	204
3	Morgan Stanley	$1,000	136
4	Citi	$533	111
5	Barclays	$364	110
6	BofA Securities	$327	75
7	Lazard	$363	72
8	Centerview Partners	$468	68
9	Jefferies	$80	67
10	Rothschild	$67	58

40%+ more than nearest competitor

Source: Dealogic
Notes: Target industry is Healthcare; 2014–present; tombstones are mentioned as of completion year

J.P.Morgan
5

Situation overview 6Situation overview 6

Inovalon 3.0 – dramatic progress to-date Company view Market view • Established the company as the industry-leading • Market perception of Inovalon story has 1 1 technology platform in healthcare dramatically improved over the last year • Significantly strengthened technology platform 2 • Increasing recognition of Inovalon as the premier 2 and go-to-market capabilities technology platform in health care • Reached leading client presence across all 3 3 • Increasing belief in long-term growth potential healthcare verticals • Dramatically improved financial model dynamics • Valuation trajectory has improved and continues 4 4 to be consistent with leading software companies to trend up • Executed several strategic acquisitions and 5 • Increasing participation of software investors in 5 delivered strong return on invested capital shareholder base 6 • Delevered balance sheet 7• Rebuilt strong dialogue with investors 7Inovalon 3.0 – dramatic progress to-date Company view Market view • Established the company as the industry-leading • Market perception of Inovalon story has 1 1 technology platform in healthcare dramatically improved over the last year • Significantly strengthened technology platform 2 • Increasing recognition of Inovalon as the premier 2 and go-to-market capabilities technology platform in health care • Reached leading client presence across all 3 3 • Increasing belief in long-term growth potential healthcare verticals • Dramatically improved financial model dynamics • Valuation trajectory has improved and continues 4 4 to be consistent with leading software companies to trend up • Executed several strategic acquisitions and 5 • Increasing participation of software investors in 5 delivered strong return on invested capital shareholder base 6 • Delevered balance sheet 7• Rebuilt strong dialogue with investors 7

Since introducing Inovalon 2.0, the stock has outperformed the broader markets and is currently trading close to an all-time high Stock price performance since launch of Inovalon 2.0 FV / 1-year forward EBITDA multiple evolution 300% 25.0x Since 1M 6M 1 year 2 year High: 21.4x 1 INOV 2.0 Low: 12.4x 22.0% 54.4% 62.6% 117.7% 136.3% INOV 13.4% 27.2% 43.3% 43.1% 58.9% 250% S&P 500 INOV 136.3% 20.6x 200% 20.0x SP50 150% 58.9% 100% 15.0x 50% 0% 10.0x Dec-18 Mar-19 Jul-19 Nov-19 Feb-20 Jun-20 Sep-20 Jan-21 Apr-21 Dec-18 Apr-19 Jul-19 Nov-19 Feb-20 Jun-20 Sep-20 Jan-21 Apr-21 8 Source: FactSet as of 04/29/21; Equity research 1 As of 12/12/18 investor day

Inovalon, positioned as a technology story, has further upside potential

	Firm value ($bn)	Revenue Growth 2022E	Gross margin 2022E	EBITDA Margin 2022E	FV / Revenue 2022E	FV / EBITDA 2022E	FV / uFCF 2022E	FV / Target uFCF[4] 2022E
Inovalon	$5.6	11% / 15%	67% / 72–75%	37%	6.6x	18.0x / 22.6x[2]	27.9x[3]	N/A
Healthcare technology / DaaS								
Veeva	$44.4	18%	53%	40%	18.1x	44.9x	56.3x	53.0x
zoominfo	$21.4	27%	69%	47%	25.7x	54.9x	61.7x	57.2x
GoodRx	$16.8		68%	34%	16.2x	47.8x	61.7x	46.2x
Dassault Systemes	$65.8	9%	63%	36%	10.4x	28.6x	47.8x	41.7x
Median					17.2x	46.4x	59.0x	49.6x
Large Cap Software								
workday	$64.8	18%	65%	23%	11.0x	47.4x	52.5x	36.7x
salesforce[1]	$239.1	19%	63%	25%	7.4x	29.4x	39.9x	21.3x
Adobe	$249.9	14%	78%	49%	14.1x	28.7x	34.1x	31.4x
Median					11.0x	29.4x	39.9x	31.4x

Target

J.P.Morgan

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Source: Company Filings, Factset as of 04/29/21; Note: Sorted by 2022E FV / EBITDA; [1] Pro forma for Slack acquisition; [2] Burdened by $64mm in estimated capitalized software development costs; [3] Inovalon 2022E uFCF calculated using 2021E uFCF target margin of 24% applied to 2022E revenue; [4] Calculated by applying target uFCF margin to 2022E revenue

Strong capital markets backdrop Strong equity issuance in 2020 with 2021 YTD off to a strong start ($bn) $382 IPOs Follow-ons $215 $229 $212 $79 $129 $74 $114 $107 $47 $43 $167 $150 $32 $104 $138 $21 $25 $29.5 $64 $11 2020 2021 YTD Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Debt rates are at their multi-year lows Equity markets are at all time highs JPMorgan HY index yields 12% BB Yield 9% 10-year average: 5.09% 6% 3.59% 3% 0% Apr-11 Feb-12 Dec-12 Oct-13 Aug-14 May-15 Mar-16 Jan-17 Nov-17 Sep-18 Jul-19 May-20 Feb-21 10 Source: Dealogic, Factset as of 04/29/21Strong capital markets backdrop Strong equity issuance in 2020 with 2021 YTD off to a strong start ($bn) $382 IPOs Follow-ons $215 $229 $212 $79 $129 $74 $114 $107 $47 $43 $167 $150 $32 $104 $138 $21 $25 $29.5 $64 $11 2020 2021 YTD Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Debt rates are at their multi-year lows Equity markets are at all time highs JPMorgan HY index yields 12% BB Yield 9% 10-year average: 5.09% 6% 3.59% 3% 0% Apr-11 Feb-12 Dec-12 Oct-13 Aug-14 May-15 Mar-16 Jan-17 Nov-17 Sep-18 Jul-19 May-20 Feb-21 10 Source: Dealogic, Factset as of 04/29/21

Recent equity issuance

Recent marketed follow-ons (deal size > $500mm)

JPMorgan led deals

Pricing date	Issuer name	Size ($mm)	Mkt cap ($mm)	% of mkt cap	% sec	Price performance (%) File / offer	Price performance (%) Offer / Current
Technology							
03/18/21	Skillz	$768	$10,347	7%	47%	(22%)	(25%)
03/02/21	Cardlytics	501	4,249	12%	-	(8%)	7%
02/18/21	Twilio	1,833	64,118	3%	-	(4%)	(12%)
02/18/21	Chegg	476	14,548	3%	-	(9%)	(10%)
02/11/21	Varonis Systems	518	6,832	8%	-	(3%)	(72%)
02/09/21	Lightspeed POS	676	9,357	7%	-	(3%)	(0%)
02/05/21	Allegro Microsystems	586	5,997	10%	100%	(5%)	(16%)
02/04/21	Opendoor	771	16,318	5%	-	(5%)	(23%)
01/13/21	Lemonade	796	10,578	8%	32%	(10%)	(44%)
01/12/21	Zoom Video	2,000	104,127	2%	-	1%	(6%)
12/10/20	Sea	2,960	71,423	4%	-	(4%)	32%
12/09/20	Fiserv	2,254	76,819	3%	100%	(5%)	9%
12/03/20	Shift4 Payments	511	1,677	30%	100%	(10%)	76%
12/01/20	ZoomInfo Technologies	647	3,319	19%	100%	(8%)	16%
11/18/20	Pinduoduo	4,126	151,819	3%	-	(12%)	10%
	Mean	**$1,295**	**$36,769**	**8%**	**34%**	**(7%)**	**(4%)**
	Median	**$768**	**$10,578**	**7%**	**0%**	**(5%)**	**(6%)**
Healthcare							
04/20/21	Zai Lab	$857	$14,133	6%	-	(9%)	12%
04/07/21	Maravai LifeSciences	563	3,137	18%	100%	(10%)	22%
03/17/21	Sotera	675	7,848	9%	100%	(5%)	(5%)
03/01/21	Syneos Health	525	8,068	7%	100%	(3%)	11%
02/10/21	Oak Street Health	690	13,833	5%	100%	4%	10%
02/04/21	Veracyte	633	5,168	12%	-	0%	(34%)
02/02/21	Argenx	1,068	16,535	6%	-	1%	(9%)
01/27/21	CureVac	518	17,661	3%	-	(14%)	28%
11/30/20	Elanco Animal Health	1,896	14,436	13%	100%	(3%)	6%
10/27/20	Mirati Therapeutics	1,002	10,275	10%	8%	3%	(19%)
04/20/21	Zai Lab	857	14,133	6%	-	(9%)	12%
04/07/21	Maravai LifeSciences	563	3,137	18%	100%	(10%)	22%
03/17/21	Sotera	675	7,848	9%	100%	(5%)	(5%)
03/01/21	Syneos Health	525	8,068	7%	100%	(3%)	11%
02/10/21	Oak Street Health	601	13,833	4%	100%	4%	10%
	Mean	**$803**	**$11,574**	**9%**	**62%**	**(4%)**	**5%**
	Median	**$675**	**$12,054**	**8%**	**100%**	**(4%)**	**11%**

J.P.Morgan

Source: Dealogic, Factset as of 4/29/21

11

Recent transaction activity in Healthcare Technology

Strategic rationale

Microsoft / Nuance

Transaction date: April 2021
Transaction size: $17.3 billion
Transaction multiple: 12.2x Revenue / 44.8x EBITDA
Percentage premium: 23%

- Accelerates Microsoft's healthcare industry cloud strategy
- Builds upon the commercial partnership established between the companies in October 2019 to accelerate delivery of ambient intelligence technologies in the doctor's office
- Doubles Microsoft's healthcare provider TAM, bringing the company's total healthcare TAM to nearly $500 billion

Dassault Systemes / medidata

Transaction date: June 2019
Transaction size: $5.8 billion
Transaction multiple: 7.8x Revenue / 31.2x EBITDA
Percentage premium: 21%

- Creates a true integrated, end-to-end business platform for the life sciences industry
- Combines Medidata's leading position in clinical trials and commercialization solutions with Dassault's life sciences solutions on the 3DEXPERIENCE collaborative platform
- Facilitates new therapeutic innovations by leveraging combined company's knowledge and know-how

UnitedHealth Group / Optum / Change Healthcare

Transaction date: January 2021
Transaction size: $13.1 billion
Transaction multiple: 4.3x Revenue / 14.7x EBITDA
Percentage premium: 41%

- Complementary capabilities help customers more effectively connect and simplify core clinical, administrative and payment processes
- Enhances clinicians' ability to make the most informed and clinically advanced patient care decisions, more quickly and easily
- Accelerates healthcare industry's movement to a more modern, real-time and transparent payment system for payers, providers and consumers

Note: Based on 1-yr fwd multiples

J.P.Morgan
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What should Inovalon do next?

Continue on standalone path

- Capitalize on scarcity of healthcare technology platforms, performance momentum and high historical valuation
  - Organic growth
  - Aggressive M&A strategy
- ***Next Steps***
  - Raise offensive capital

Combine with larger platform

- Leverage combined strengths to solidify leading position in healthcare technology
- Capitalize on scarcity of healthcare technology platform and high market valuation
- ***Next steps***
  - Consider strategic dialogue with potential buyers

J.P.Morgan

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Raise offensive capital – discussion 14

Capital structure is in line with growth SaaS technology players Summary observations üLeverage down to 3.2x from ~5.5x at üDebt matures in 2025 and trades üStrong balance sheet time of Ability acquisition close to par Estimated capitalization Loan trading levels ($) As of 12/31/2020 Amount ($mm) xEBITDA $102.00 $101.00 Cash and cash equivalents $129 $100.00 $99.25 $100mm Revolving Credit Facility - $99.00 Yield: 3.12% Secured debt $886 3.7x $98.00 Total debt $915 3.8x $97.00 Net debt $786 3.2x $96.00 $95.00 03/31/21 LTM Adj. EBITDA $242 Apr-20 Jun-20 Aug-20 Oct-20 Dec-20 Feb-21 Apr-21 15 Source: Company filingsCapital structure is in line with growth SaaS technology players Summary observations üLeverage down to 3.2x from ~5.5x at üDebt matures in 2025 and trades üStrong balance sheet time of Ability acquisition close to par Estimated capitalization Loan trading levels ($) As of 12/31/2020 Amount ($mm) xEBITDA $102.00 $101.00 Cash and cash equivalents $129 $100.00 $99.25 $100mm Revolving Credit Facility - $99.00 Yield: 3.12% Secured debt $886 3.7x $98.00 Total debt $915 3.8x $97.00 Net debt $786 3.2x $96.00 $95.00 03/31/21 LTM Adj. EBITDA $242 Apr-20 Jun-20 Aug-20 Oct-20 Dec-20 Feb-21 Apr-21 15 Source: Company filings

Raise offensive capital – capital markets alternatives

	Common stock	Convert	Debt
Discussion	▪ Opportunity for Management to fully market the story and attract software growth investors ▪ Increase daily liquidity and technicals ▪ Great track record of deploying capital – both organically and for acquisitions ▪ Significant embedded upside for investors ▪ Preserves balance sheet flexibility for future financing needs ▪ 1-2 weeks of preparation; target offering post earnings NDR and analyst day	▪ Low cost debt financing for issuers ▪ Equity sold at a premium if converted ▪ Net-share settlement feature can significantly reduce dilution ▪ 1-2 week execution timeline	▪ Cheapest form of capital ▪ Strong track record as existing issuer ▪ Receptive debt markets
Considerations	▪ Dilution	▪ Debt on balance sheet → refinancing obligation at maturity if not converted ▪ May add friction costs in change of control situation	▪ Software investors typically see leverage at up to 3.0-3.5x ▪ May be best option for an identified acquisition
Illustrative terms	▪ Size: $400 - $700mm ▪ Discount: mid-single digits	▪ Size: $500mm ▪ Coupon: 0.25% - 0.75% ▪ Premium / share price: 30.0% - 35.0% / $39.75 ▪ Call spread: 2.00% coupon / 100% conversion premium @ $60.00	▪ L+325-350 with 0 floor at 99-99.50 at 5.0x gross leverage

J.P.Morgan
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Roadmap for a successful equity offering for Inovalon Use proceeds to Attract new growth accelerate growth plan tech-oriented investors n Every acquisition significantly n Only 4 out of Inovalon’s top 20 outperformed expectations and shareholders are top holders of delivered strong return on invested technology SaaS peers capital Improve liquidity and trading technicals to facilitate building Highlight significant upside on a positions relative valuation basis ! n ADTV is only $16mm, 0.4% of market n Trades at a discount to SaaS peers cap and 0.7% of float 17Roadmap for a successful equity offering for Inovalon Use proceeds to Attract new growth accelerate growth plan tech-oriented investors n Every acquisition significantly n Only 4 out of Inovalon’s top 20 outperformed expectations and shareholders are top holders of delivered strong return on invested technology SaaS peers capital Improve liquidity and trading technicals to facilitate building Highlight significant upside on a positions relative valuation basis ! n ADTV is only $16mm, 0.4% of market n Trades at a discount to SaaS peers cap and 0.7% of float 17

Majority of Inovalon's investors have been increasing positions

		4Q 20			Change in position - shares (000's)								4Q 18		
Investor	**Style**	**Rank**	**% O/S**	**Position**	**4Q 20**	**3Q 20**	**2Q 20**	**1Q 20**	**4Q 19**	**3Q 19**	**2Q 19**	**1Q 19**	**Position**	**% O/S**	**Rank**
Black Creek IM	Growth	1	5.0%	3,843 ↓	906	(1,548)	(207)	(791)	(1,827)	(1,329)	(10)	(475)	9,123	12.7%	1
Neuberger Berman IA	Growth	2	3.3%	2,521 ↓	283	(310)	(49)	(300)	(139)	(382)	36	(281)	3,665	5.1%	3
Fidelity	Growth	3	2.8%	2,144 ↓	(1,486)	947	(1,562)	(1,884)	(765)	411	357	(577)	6,702	9.3%	2
Bernzott Capital Advisors	Growth	4	2.2%	1,708 ↑	(353)	440	178	(29)	48	11	1,414	-	-	0.0%	-
Pura Vida Investments	Hedge Fund	5	1.9%	1,429 ↑	297	85	(57)	396	633	75	-	-	-	0.0%	-
Tikvah Mgmt	Hedge Fund	6	1.6%	1,245 ↓	-	-	-	(609)	-	-	-	290	1,564	2.2%	4
Redwood Investments	Growth	7	1.2%	950 ↑	1	(50)	999	-	-	-	-	-	-	0.0%	-
Invesco CM	GARP	8	1.1%	871 ↑	236	(62)	68	577	(867)	919	-	(57)	57	0.1%	35
Arrowstreet Capital	GARP	9	1.1%	851 ↓	(35)	(182)	-	171	871	25	(18)	18	-	0.0%	-
Eaton Vance Mgmt	GARP	10	0.9%	684 →	-	-	-	-	-	-	-	-	684	1.0%	7
Teachers Advisors	GARP	11	0.8%	636 ↑	(18)	(2)	83	0	272	159	7	-	136	0.2%	21
Goldman Sachs AM	GARP	12	0.8%	602 ↑	43	96	211	(47)	(15)	55	60	(9)	208	0.3%	15
Charles Schwab IM	GARP	13	0.7%	559 ↑	8	(41)	78	52	27	18	15	14	390	0.5%	10
Samjo Capital	Hedge Fund	14	0.6%	460 ↑	460	-	-	-	-	-	-	-	-	0.0%	-
BlackRock Advisors	Growth	15	0.6%	430 ↑	2	3	9	(2)	163	103	46	6	102	0.1%	27
Dimensional Fund Advisors	Value	16	0.6%	426 ↑	7	8	14	89	22	29	131	-	124	0.2%	22
Point72 AM	Hedge Fund	17	0.5%	424 ↓	424	-	-	-	-	-	(738)	(290)	1,028	1.4%	6
TIAA-CREF IM	GARP	18	0.5%	422 ↑	18	104	27	60	15	(3)	53	(7)	157	0.2%	19
Millennium Mgmt	Hedge Fund	20	0.5%	389 ↑	149	40	139	(92)	152	(445)	(172)	617	-	0.0%	-
Spence AM	Growth	21	0.5%	376 ↑	(1)	377	-	-	-	-	-	-	-	0.0%	-
Top 20 active investors			**27.2%**	**20,976**	**1,113**	**(150)**	**(211)**	**(2,306)**	**(1,562)**	**165**	**1,354**	**(1,369)**	**23,942**	**33.3%**	

J.P.Morgan

Source: CFIT, FactSet as of 12/31/20 filings; Active investors excludes Broker/Dealers and index investors; Note: Shading represents increase in shares in 2020 compared to end of 2019

18

Only 4 of Inovalon's top holders are also top holders of the technology SaaS peers

Investor	AUM ($bn)	Inovalon ($mm)	Peers: GoodRx ($mm)	Peers: Veeva ($mm)	Peers: ZoomInfo ($mm)	Total Peers: $mm	Total Peers: # held
Morgan Stanley IM	$124	-	$48	$3,446	$225	$3,719	3 / 3
T. Rowe Price	1,139	1	-	2,720	5	2,725	2 / 3
Fidelity	1,355	62	85	1,229	381	1,695	3 / 3
Artisan Partners	131	-	-	1,652	-	1,652	1 / 3
Franklin Advisers	189	-	-	800	105	905	2 / 3
Brown CM	15,934	-	-	656	-	656	1 / 3
William Blair IM	718	-	-	548	-	548	1 / 3
AllianceBernstein	2,643	3	-	464	7	471	2 / 3
Baron Capital	497	-	27	226	209	461	3 / 3
Wells CM	1,151	2	-	370	73	443	2 / 3
Norges Bank IM	10,192	2	-	381	56	436	2 / 3
Jackson Square Partners	256	-	-	417	-	417	1 / 3
BlackRock IM (UK)	5,477	5	21	207	169	397	3 / 3
Allianz GI U.S.	773	-	-	46	348	394	2 / 3
Federated Global IM	237	-	-	325	69	394	2 / 3
Invesco Advisers	3,359	-	80	142	172	393	3 / 3
JPM IM	4,637	-	-	380	8	388	3 / 3
Fred Alger Mgmt	415	-	-	377	-	377	1 / 3
Capital Research World	908	-	-	-	297	297	1 / 3
Wellington Mgmt	670	-	-	47	248	294	2 / 3
Arrowstreet Capital	85	25	-	252	-	252	1 / 3
American Century IM	167	-	-	232	-	232	1 / 3
Winslow CM	26	-	-	226	-	226	1 / 3
Discovery Value Fund (IM)	4	-	-	225	-	225	1 / 3
Dragoneer Investment	8	-	51	-	167	218	2 / 3
Capital Research & Mgmt (GI)	622	-	-	-	211	211	1 / 3
Goldman Sachs AM	317	18	-	209	-	209	1 / 3
TIAA-CREF IM	239	12	19	133	-	152	2 / 3
Columbia Mgmt IA	296	6	-	144	-	144	1 / 3
Tiger Global Mgmt	46	-	84	-	7	92	2 / 3

J.P.Morgan

Source: FactSet as of 12/31/20 filings

19

Investor targets for Inovalon equity offering

Institution	Growth PM	Tech	Healthcare	Inovalon pos $mm	Peers held #	Peers held $mm
Morgan Stanley	-	Armistead Nash	Jason Yeung	-	3	$3,719
T. Rowe Price	-	Alan Tu, Sam Johnson	Rouven Wool-Lewis, Ziad Bakri, Nina Xu	1	2	2,725
Fidelity	Will Danoff, Steve Wymer Kyle Weaver	Will Walker, Marly Morgus	Eddie Yoon, Amy Ge, Justin Segalini	62	3	1,695
Artisan Partners	-	Ashish Rao	Dan Reagan	-	1	1,652
Franklin Templeton	-	Jonathan Curtis, Dan Searle	Gary Ko, Brad Carris	-	2	905
AB	-	Sam Lau	Wen-Tse Tseng	3	2	471
Baron Capital	Ashim Mehra,	Adam Lieb	Susan Robbins	-	3	461
Wells Fargo Asset Management	-	Brandon Oak	Rohan Dighe	-	2	443
Norges Bank	Phillip Shefter			2	2	436
BlackRock	-	Tony Kim, Will Abecassis	Erin Xie, Jeff Lee, Arslan Mian	5	3	397
Federated	-	Steve Abrahamson	Vivian Wohl	-	2	394

Institution	Growth PM	Tech	Healthcare	Inovalon pos $mm	Peers held #	Peers held $mm
Invesco	-	Ash Shah, Ryan Dolan	Justin Livengood, Henry Wu	-	3	$393
J.P.Morgan Asset Management	-	Joe Wilson	Matt Cohen, Chris Carter	-	3	388
Alger	-	Kyle Chen	Teresa McRoberts	-	1	377
Capital Group Research	-	Julien Gaertner	Danyaal Farooqui	-	1	297
Wellington Management	Jeff Wantman, Michael Carmen	-	-	-	2	294
Dragoneer	Marc Stad	Jared Middleman	Eric Jones	-	2	218
American Century Investments	Nalin Yogasundram, Scott Marolf	-	-	-	1	217
Capital Group World	-	Mathews Cherian, Mishaan Mehta	Kimberly Wong, Rich Wolf, Diana Wagner, Sunny Kwak	-	1	211
Goldman Sachs Asset Management	-	Greg Tuorto	Anant Padmanabhan	18	1	209
TIAA	-	Terry Kontos	Joanne Pigassou	12	2	152
Columbia Threadneedle Investments	-	Israel Hernandez	Larry Lin, Daniel Kurland	6	1	144

J.P.Morgan

Source: FactSet as of 12/31/20 filings
Peers held: Veeva, GoodRx, ZoomInfo

20

Illustrative sizing analysis for Inovalon equity offering INOV current trading details Recent marketed follow-ons (deal size > $500mm) Price performance (%) (as of 04/29/21) Pricing Size Mkt cap % of mkt File/ Offer/ date Issuer name ($mm) ($mm) cap % sec offer Current Stock price $29.78 Technology 03/18/21 Skillz $768 $10,347 7% 47% (22%) (25%) % of 52-week high 96.78% 03/02/21 Cardlytics 501 4,249 12% - (8%) 7% 02/18/21 Twilio 1,833 64,118 3% - (4%) (12%) 02/18/21 Chegg 476 14,548 3% - (9%) (10%) Mkt cap ($mm / shs) $4,626mm /155.9mm 02/11/21 Varonis Systems 518 6,832 8% - (3%) (72%) 02/09/21 Lightspeed POS 676 9,357 7% - (3%) (0%) Float ($mm / shs) $2,195mm/74.3mm 02/05/21 Allegro Microsystems 586 5,997 10% 100% (5%) (16%) 02/04/21 Opendoor 771 16,318 5% - (5%) (23%) 01/13/21 Lemonade 796 10,578 8% 32% (10%) 30-day ADTV ($mm / shs) $12.9mm /449k (44%) 01/12/21 Zoom Video 2,000 104,127 2% - 1% (6%) Mean $892 $24,647 6% 20% (7%) (20%) $722 $10,463 7% 0% (5%) (14%) Median Sizing analysis at current price level Healthcare 04/20/21 Zai Lab $857 $14,133 6% - (9%) 12% Offering size ($mm) $400 $500 $600 $700 04/07/21 Maravai LifeSciences 563 3,137 18% 100% (10%) 22% 03/17/21 Sotera 675 7,848 9% 100% (5%) (5%) 13.4 16.8 20.1 23.5 Offering size (shs) 03/01/21 Syneos Health 525 8,068 7% 100% (3%) 11% 02/10/21 Oak Street Health 690 13,833 5% 100% 4% 10% 02/04/21 Veracyte 633 5,168 12% - 0% (34%) 9% 11% 13% 15% % of mkt cap 02/02/21 Argenx 1,068 16,535 6% - 1% (9%) 01/27/21 CureVac 518 17,661 3% - (14%) 28% 18% 23% 27% 32% 11/30/20 Elanco Animal Health 1,896 14,436 13% 100% (3%) 6% % of float 10/27/20 Mirati Therapeutics 1,002 10,275 10% 8% 3% (19%) Mean $842 $11,722 9% 53% (4%) 1% 30-day ADTV mult. 29.9x 37.4x 44.9x 52.4x Median $675 $13,833 8% 71% (3%) 6% JPMorgan led deals 21 Source: Dealogic, Factset as of 4/29/21

Recent JPMorgan-led equity transactions have outperformed the market January 2021 February 2021 February 2021 $2.0bn $690mm $1.8bn Follow-on Follow-on Follow-on Sole Underwriter & Lead Left Bookrunner & Lead Bookrunner Stabilization Agent Stabilization Agent ü Largest software follow-on… everü Upsized 24% from launch ü Priced at tight (4.2%) discount to last trade ü Priced at a premium to launch: 0.7% ü 167% premium to IPO price, and 22% to FFO 2 months prior ü Raised $5bn+ since IPO in 2016 ü Priced at a premium to launch: 4.4% 22Recent JPMorgan-led equity transactions have outperformed the market January 2021 February 2021 February 2021 $2.0bn $690mm $1.8bn Follow-on Follow-on Follow-on Sole Underwriter & Lead Left Bookrunner & Lead Bookrunner Stabilization Agent Stabilization Agent ü Largest software follow-on… everü Upsized 24% from launch ü Priced at tight (4.2%) discount to last trade ü Priced at a premium to launch: 0.7% ü 167% premium to IPO price, and 22% to FFO 2 months prior ü Raised $5bn+ since IPO in 2016 ü Priced at a premium to launch: 4.4% 22

Inovalon equity offering can be completed in 1–2 weeks

	Deal phase	Key action items
1	**Preparation** **1 week**	■ Organizational call ■ Due-diligence ■ Prepare legal documents, roadshow presentation, press releases ■ IR targeting discussion
2	**Launch / execution** **1-2 days**	■ Launch follow-on via press release / file preliminary pro-sup with SEC ■ Research analyst teach-in ■ Management call with underwriters' salesforce ■ Investor calls ■ Price transaction with management team and Pricing Committee ■ Execute Underwriting Agreement and issue pricing press release
3	**Close (Post-pricing)** **3 days**	■ Finalize and file final prospectus with SEC ■ Closing and settlement

Deal considerations

- Earnings release 4/28
- Non-deal roadshow following earnings release
  - Target ~20 accounts
  - ~10 new investors, 10 existing investors
- Analyst day 5/18
- Presenting at JPMorgan conference 5/25
- Launch aftermarket on 5/25 or 5/26

April 2021

M	T	W	T	F
			1	2
5	6	7	8	9
12	13	14	15	16
19	20	21	22	23
26	27	28	29	30

May 2021

M	T	W	T	F
3	4	5	6	7
10	11	12	13	14
17	18	19	20	21
24	25	26	27	28
31				

June 2021

M	T	W	T	F
	1	2	3	4
7	8	9	10	11
14	15	16	17	18
21	22	23	24	25
28	29	30		

Holiday Execution window Inovalon earnings

J.P.Morgan

23

Strategic discussion 24Strategic discussion 24

Inovalon is the only true technology platform in healthcare Technology Healthcare Empowering data-driven healthcare Cloud-based, highly integrated at scale platform Marquee client base across all major Comprehensive and constantly healthcare verticals expanding data asset Unique ability to generate actionable insights Powerful analytics capabilities Full technology stack to enable industry transition to value based care Superior tech infrastructure Unique ability to create comprehensive Continuous innovation patient and population based data views Leading client footprint across Modern technology Data as a service all healthcare verticals 25Inovalon is the only true technology platform in healthcare Technology Healthcare Empowering data-driven healthcare Cloud-based, highly integrated at scale platform Marquee client base across all major Comprehensive and constantly healthcare verticals expanding data asset Unique ability to generate actionable insights Powerful analytics capabilities Full technology stack to enable industry transition to value based care Superior tech infrastructure Unique ability to create comprehensive Continuous innovation patient and population based data views Leading client footprint across Modern technology Data as a service all healthcare verticals 25

Tech M&A activity has picked up significantly U.S. Tech M&A deal volume ($bn) 2017–2021YTD software M&A volume ($bn) Strategics Sponsors $445 $432 $362 147 169 83 $215 $209 34 $167 $533bn 42 285 279 276 $324 181 125 $31 21 10 '17 '18 '19 '20 '20YTD '21YTD # of deals: 206 208 202 222 47 75 median 36% 24% 30% 38% 23% 28% 1 premium : ~40% all software M&A % sponsor since 2017 has been completed by sponsors 25% 23% 34% 38% 67% 16% deals: Source: Dealogic (as of 4/15/2021), any U.S. party involvement, only includes deals greater than $100mm with final stake >50%; FactSet 1 1-month median premium 26Tech M&A activity has picked up significantly U.S. Tech M&A deal volume ($bn) 2017–2021YTD software M&A volume ($bn) Strategics Sponsors $445 $432 $362 147 169 83 $215 $209 34 $167 $533bn 42 285 279 276 $324 181 125 $31 21 10 '17 '18 '19 '20 '20YTD '21YTD # of deals: 206 208 202 222 47 75 median 36% 24% 30% 38% 23% 28% 1 premium : ~40% all software M&A % sponsor since 2017 has been completed by sponsors 25% 23% 34% 38% 67% 16% deals: Source: Dealogic (as of 4/15/2021), any U.S. party involvement, only includes deals greater than $100mm with final stake >50%; FactSet 1 1-month median premium 26

Select software transactions – strategic buyers

NTM FV / revenue



< 20% revenue growth
20–30% revenue growth
1-day premium paid
23%
14%
21%
40%
63%
12%
55%
19%
3%
8.5x
12.2x
12.0x
8.1x
7.8x
11.1x
9.3x
7.8x
13.5x
26.9x
12.0x
19.5x
14.0x[1]
10.9x
6.0x
11.0x
11.6x
7.5x

	< 20% revenue growth								20–30% revenue growth									
Target	Blue Yonder	Nuance	Ellie Mae	Carbon Black	Medidata	Tableau	Red Hat	Callidus Cloud	Wrike	Slack	Verafin	ThousandEyes	Qualtrics	SendGrid	Hortonworks	Marketo	Adaptive Insights	Magento
Acquirer	Panasonic	Microsoft	ICE	VMware	Dassault Systèmes	Salesforce	IBM	SAP	Citrix	Salesforce	Nasdaq	Cisco	SAP	Twilio	Cloudera	Adobe	Workday	Adobe
Announce Date	Apr-21	Apr-21	Aug-20	Aug-19	Jun-19	Jun-19	Oct-18	Jan-18	Jan-21	Dec-20	Nov-20	May-20	Nov-18	Oct-18	Oct-18	Sep-18	Jun-18	May-18
Firm value (bn)	$8.5	$17.3	$11.0	$2.1	$5.8	$15.7	$33.4	$2.3	$2.3	$28.0	$2.8	$1.0	~$8.0	$1.8	$2.3	$4.8	$1.6	$1.7
NTM rev. growth	8%	9%	15%	14%	17%	18%	15%	18%	30%	25%	30%	~30%	~25%	23%	21%	22%	22%	25%
FV / NTM EBITDA	33.0x	44.8x	24.4x	–	31.2x	NM	34.1x	45.9x	–	–	–	–	NM	–	–	–	–	–

J.P.Morgan

27

Source: Company filings, Wall Street research, Renaissance reports, FactSet; [1] Quote from CFO at Morgan Stanley TMT conference 11/16/2018

Select software transactions – financial sponsors NTM FV / revenue < 20% revenue growth 20–30% revenue growth 1-day 34% 8% 54% 19% 53% 31% 21% 30% 68% premium paid 12.0x 9.0x 8.0x 7.9x 7.5x 7.1x 7.0x 6.6x 6.6x 6.6x 6.5x 5.5x Target Acquirer Announce Apr-21 Dec-20 Nov-20 Oct-19 Feb-19 Nov-18 Dec-20 Dec-20 Nov-20 Dec-19 Feb-19 Dec-18 Date Firm value $12.3bn $3.5 $1.7 $3.9 $10.7 $1.8 $1.2 $9.5 $1.1 $1.9 $1.9 $1.9 (bn) NTM rev. 15% 13% 8% ~10% 19% 17% ~30% ~20% 22% ~20% ~20% 25% growth FV / NTM 46.0x NM 16.7x 30.8x 33.2x NM – 26.3x – – 23.0x NM EBITDA 28 Source: Company filings, Wall Street research, Renaissance reports, FactSetSelect software transactions – financial sponsors NTM FV / revenue < 20% revenue growth 20–30% revenue growth 1-day 34% 8% 54% 19% 53% 31% 21% 30% 68% premium paid 12.0x 9.0x 8.0x 7.9x 7.5x 7.1x 7.0x 6.6x 6.6x 6.6x 6.5x 5.5x Target Acquirer Announce Apr-21 Dec-20 Nov-20 Oct-19 Feb-19 Nov-18 Dec-20 Dec-20 Nov-20 Dec-19 Feb-19 Dec-18 Date Firm value $12.3bn $3.5 $1.7 $3.9 $10.7 $1.8 $1.2 $9.5 $1.1 $1.9 $1.9 $1.9 (bn) NTM rev. 15% 13% 8% ~10% 19% 17% ~30% ~20% 22% ~20% ~20% 25% growth FV / NTM 46.0x NM 16.7x 30.8x 33.2x NM – 26.3x – – 23.0x NM EBITDA 28 Source: Company filings, Wall Street research, Renaissance reports, FactSet

Control premiums in US technology transactions % Control premiums 2016 – 2021YTD; US Technology Median Mean 1st quartile 49% 44% 38% 37% 33% 30% 1-day 1-month 29 Source: DealogicControl premiums in US technology transactions % Control premiums 2016 – 2021YTD; US Technology Median Mean 1st quartile 49% 44% 38% 37% 33% 30% 1-day 1-month 29 Source: Dealogic

Preliminary Inovalon valuation summary

For illustrative purposes only


52-week range
Analyst price targets
Trading multiples
Discounted equity value[1]
Discounted cash flow
Transaction multiples
Sponsor ability to pay[2]
Premiums paid
$31.00
$15.25
$35.00
$22.00
$44.75
$35.00
$54.25
$39.75
$55.00
$35.25
$53.75
$34.25
$48.50
$34.50
$47.75
$38.75
Current share price: $29.78

Metrics					
'22E EBITDA ($mm)	'23E–'24E EBITDA ($mm)	Discount rate	NTM Revenue ($mm)	Revenue CAGR ('20A-'26E)	Current share price
$321	$382–$431	7.5%–8.5%	$789	11.0%–15.0%	$29.78
Multiples (x)					
'22E FV / EBITDA	**'22E FV / EBITDA**	**Terminal growth**	**FV / NTM Revenue**	**EBITDA margin ('26E)**	**1-day premiums paid**
20.0–25.0x	**20.0–25.0x**	**2.5%–3.5%**	**8.0–12.0x**	**40.0%–45.0%**	**30%–60% to current**
				At 22.5x exit multiple and 20% required IRR	

J.P.Morgan

Note: Share prices rounded to the nearest $0.25; Current share price reflects as of 4/29/21; Based on adjusted street case; [1] Assumes 8.0% discount rate; [2] Assumes transaction entry date of 12/31/21 and exit of 12/31/26, 7.5x max pro forma net debt

30

Illustrative valuation at various prices Current Share price $40.00 $42.00 $44.00 $46.00 $48.00 $50.00 $29.78 Firm value ($mm)¹ Metric ($mm) $5,591 $7,250 $7,575 $7,875 $8,200 $8,525 $8,850 Premium to current – 34% 41% 48% 54% 61% 68% Premium to 90-day VWAP 17% 57% 65% 72% 80% 88% 96% FV / Revenue 2021E Revenue $761 7.4x 9.5x 10.0x 10.4x 10.8x 11.2x 11.6x 2022E Revenue $875 6.4x 8.3x 8.7x 9.0x 9.4x 9.7x 10.1x FV / EBITDA (no synergies) 2021E EBITDA $271 20.6x 26.8x 28.0x 29.1x 30.3x 31.5x 32.7x 2022E EBITDA $321 17.4x 22.6x 23.6x 24.5x 25.6x 26.6x 27.6x FV / PF EBITDA ($50mm illustrative synergies) 2021E PF EBITDA $321 17.4x 22.6x 23.6x 24.6x 25.6x 26.6x 27.6x 2022E PF EBITDA $371 15.1x 19.5x 20.4x 21.2x 22.1x 23.0x 23.9x Source: Company filings; FactSet as of 4/29/21; Based on adjusted street case; Note: Firm values rounded to the nearest $25mm; ¹ Reflects fully diluted firm value 31

Potential strategic partners Key investment themes Tier 1 1 n Significant emphasis on vertical-focused data/AI opportunities 2n Most players are actively analyzing angles to enter and disrupt the healthcare ecosystem at scale Tier 2 3n Increasing focus on customer 360 degree platform 4 n Cloud infrastructure providers are targeting select verticals with a strategy of market segment ownership 32Potential strategic partners Key investment themes Tier 1 1 n Significant emphasis on vertical-focused data/AI opportunities 2n Most players are actively analyzing angles to enter and disrupt the healthcare ecosystem at scale Tier 2 3n Increasing focus on customer 360 degree platform 4 n Cloud infrastructure providers are targeting select verticals with a strategy of market segment ownership 32

Potential financial sponsor partners Key investment themes Sponsors n Strong appetite for software assets, especially platforms with 1 high margin potential and sticky customer bases n Increasing focus on high-growth healthcare / healthcare 2 technology n Making larger, more concentrated bets in high-quality market 3 leaders n Premiums paid for platform assets with clear strategic 4 potential to drive highly accretive M&A 33Potential financial sponsor partners Key investment themes Sponsors n Strong appetite for software assets, especially platforms with 1 high margin potential and sticky customer bases n Increasing focus on high-growth healthcare / healthcare 2 technology n Making larger, more concentrated bets in high-quality market 3 leaders n Premiums paid for platform assets with clear strategic 4 potential to drive highly accretive M&A 33

Illustrative sponsor ability to pay analysis

▲ Street '20A–'23E CAGR: 12%
● Street '23E margin: 38%

Illustrative sources and uses at $40 / share (~35% premium), $mm

Sources		Uses	
Existing cash	$129	Existing debt	$915
Transaction debt	2,250	Purchase equity	6,455
New equity	5,121	Minimum cash	50
		Transaction cost	80
Total sources	**$7,499**	**Total uses**	**$7,499**

Illustrative pro forma cap. at $40 / share (~35% premium), $mm

	Amount	% cap	Leverageable EBITDA
Cash	$50	1%	
Revolver	–	–	–
Term Loan B	1,500	23%	5.0x
Senior unsecured	750	11%	2.5x
Total debt	**$2,250**	**34%**	**7.5x**
New equity	$5,121	78%	17.1x
Total capitalization	**$6,598**	**100%**	**22.0x**

Revenue CAGR vs. EBITDA margin

- 20% required IRR
- 22.5x exit EBITDA multiple

Implied offer price / offer premium

2026E EBITDA margin	Revenue CAGR 2020A–2026E: 11.0%	13.0% ▲	15.0%
40.0% ●	$34.50 / 16%	$38.75 / 30%	$43.50 / 46%
42.5%	36.50 / 23%	41.00 / 38%	46.00 / 54%
45.0%	38.50 / 29%	43.25 / 45%	48.50 / 63%

Exit EBITDA multiple vs. EBITDA margin

- 20% required IRR
- 13.0% revenue CAGR (2020A–2026E)

Implied offer price / offer premium

2026E EBITDA margin	FV / EBITDA exit multiple (1-year forward): 20.0x	22.5x	25.0x
40.0% ●	$35.00 / 18%	$38.75 / 30%	$42.50 / 43%
42.5%	37.00 / 24%	41.00 / 38%	45.00 / 51%
45.0%	39.00 / 31%	43.25 / 45%	47.50 / 60%

J.P.Morgan

Note: Share prices rounded to the nearest $0.25; Based on adjusted street case; Offer premiums reflect with respect to share price as of 4/29/21
Assumes transaction entry date of 12/31/21 and exit of 12/31/26, leverageable EBITDA of $300mm

34

Process to discover change of control value = JPMorgan to proactively reach out to key potential strategic partners and have a discussion around a transformation of the business, strategic fit and desirability of the asset – Company to continue its current dialogue with strategics = JPMorgan will also have a dialogue with a couple of the key financial sponsors as to their view on Inovalon as a go-private possibility and understand the exact thinking of this group of potential partners = All of these conversations will be “banker style” conversations, not as part of any formal or attributed process = Depending on reactions / feedback from these meetings, JPM will make connections with the management team and catalyze further discussion if / as appropriate = Articulation of strong interest / proposal will provide a platform to broadly test this path for the company Main objective is to catalyze one of the parties to express interest and submit a formal proposal 35Process to discover change of control value = JPMorgan to proactively reach out to key potential strategic partners and have a discussion around a transformation of the business, strategic fit and desirability of the asset – Company to continue its current dialogue with strategics = JPMorgan will also have a dialogue with a couple of the key financial sponsors as to their view on Inovalon as a go-private possibility and understand the exact thinking of this group of potential partners = All of these conversations will be “banker style” conversations, not as part of any formal or attributed process = Depending on reactions / feedback from these meetings, JPM will make connections with the management team and catalyze further discussion if / as appropriate = Articulation of strong interest / proposal will provide a platform to broadly test this path for the company Main objective is to catalyze one of the parties to express interest and submit a formal proposal 35

M&A process can be executed in ~12 weeks

Timing	Phase	Activity	Management involvement required
Post earnings – End of May	Buyer education and discover of interest	JPM to connect with key decision makers at tier 1 strategics and select sponsors	–
		Target to filter down to highly probable 3–5 strategics and 2 sponsors and set up introductory meeting with management	Low
		Shareholder approach	Medium
End of May – End of June	Further engagement if serious interest materializes	Management meetings with serious interested parties only	High
		Post meetings, receive indications of value	–
End of June – End of July	Launch formal process with several parties	If indications are compelling, perform market check in a tight process	–
		Due diligence and access to dataroom	High
		Negotiation of legal documentation	High
		Sign and announce	–
End of July – September / October	Required approvals	Regulatory approvals	Medium
		Shareholder approval	–

Information / materials required

Initial buyer education phase

- Investor day presentation materials
- Short form of management presentation
- Key KPIs and financial projections

Management meetings

- Phase 1: 15–20 page presentation based on public information / investor day materials
- Phase 2: 2–3 hour presentation based on internal information including projections
- Phase 3: Functional meetings including product, GTM, financials

Dataroom

- To cover product, R&D, sales / GTM / customers, financials / accounting, HR, IT, legal

J.P.Morgan
36

Strategics buyer insights – Salesforce

Market cap: $236bn
FV / '22E Rev.: 7.4x
FV / '22E uFCF: 39.9x

Key decision makers

JPMorgan relationship



Marc Benioff
Chairman & CEO



Bret Taylor
President and COO
Salesforce



John Somorjai
EVP
Corporate Development

Strategic rationale

- Highly aligned with Salesforce's increasing focus and investor messaging around a more fulsome suite of healthcare solutions
- Increased sales point connectivity and cross sell of solutions
- Natural alignment with embedded Tableau capabilities to get a better perspective of both customers and patients
- Further leverage Vlocity's healthcare industry cloud beachhead and connectivity capabilities to expand customer access
- Favourably positioned to monetize robust data access across a wide base of healthcare constituents

How they assess value

- Primarily valuation methodology is a DCF, giving credit to synergies

Notable M&A deals
[ ] JPM advised

Target	Date	Multiple / Value	Value / Multiple	Description	JPM advised
slack	Dec '20	23.9x rev		Channel-based messaging	
Click	Aug '20	$1.4bn		SaaS operations management	J.P.Morgan
tableau	Jun '19	9.0x rev	$14.7bn	Data visualization	
salesforce.org	Apr '19	$300mm		non-profit social enterprise	J.P.Morgan
MuleSoft	Mar '18	13.2x rev	$5.8bn	API development	J.P.Morgan
demandware	Jun '16	8.9x rev	$2.7bn	e-commerce platform	
ExactTarget	Jun '13	5.5x rev	$2.3bn	e-mail marketing	J.P.Morgan

J.P.Morgan

Company filings; press releases; FactSet as of 4/29/21
Note: All transaction multiples reflect NTM, unless noted otherwise

37

Strategics buyer insights – SAP

Market cap: $176bn
FV / '22E Rev.: 5.1x
FV / '22E uFCF: 24.4x

Key decision makers

JPMorgan relationship



Hasso Plattner
Chairman



Christian Klein
CEO



Luka Mucic
CFO

Strategic rationale

- Major entry point into healthcare with unprecedented, highly functional data
- Immediate exposure to all major constituent bases in healthcare
- Strengthens SAP's push to cloud model
- Likely will require time to get conviction on the space

How they assess value

- Look at synergized DCF and transaction comps, with a focus on SAP's prior deals vs. market comps
- EPS and balance sheet sensitive

Notable M&A deals (dashed box = JPM advised)

Target	Date	Multiple	Value	Description	Advisor
qualtrics XM	Jan '21		$1.8bn	Spin-off IPO	J.P.Morgan
SIGNAVIO	Jan '21		$1.0bn	Business process management	
qualtrics XM	Nov '18	27.6x	$8.0bn	Experience management	J.P.Morgan
CONCUR	Sep '18	8.5x	$7.2bn	Travel management	
CallidusCloud	Jan '18	7.4x	$2.5bn	Online training management	J.P.Morgan
hybris	Jun '13		$1.5bn	eCommerce software	J.P.Morgan
ARIBA		7.5x	$4.6bn	Business commerce software	J.P.Morgan
successfactors (An SAP Company)	Dec '11	7.6x	$3.1bn	Human capital management	J.P.Morgan

J.P.Morgan

Company filings; press releases; FactSet as of 4/19/21
Note: All transaction multiples reflect NTM, unless noted otherwise

38

Strategics buyer insights – Microsoft

Market cap: $1,902bn
FV / '22E Rev.: 9.6x
FV / '22E uFCF: 28.9x

JPMorgan relationship

Key decision makers



Satya Nadella
CEO



Amy Hood
CFO

Strategic rationale

- Establish scaled moat with two of the most significant healthcare technology assets of scale
- Microsoft / Nuance AI capabilities highly complementary to Inovalon's data access
- Combined platform would have unparalled patient insight capabilities
- Meaningful cross sell potential

How they assess value

- DCF with synergies
- Precedent transactions with a similar financial profile

Notable M&A deals

[ ] JPM advised

Nuance	ZeniMax Media Inc.	GitHub	LinkedIn	Mojang (JPM advised)	Nokia (Devices & Services) (JPM advised)	Yammer	Skype (JPM advised)	Fast	aQuantive
Apr' 21 $17.3bn 12.2x rev 44.8x EBITDA Conversational AI	Sep '20 $7.5bn Video game developer & publisher	Jun '18 $7.5bn 20.3x rev Software development version control	Jun '16 $26.3bn 6.8x rev 25.4x EBITDA Employment-oriented social media	Sep '14 $2.5bn 5.0x rev Video game development	Sep '13 $7.2bn Smartphones	Jun '12 $1.2bn ~10x rev Intra-enterprise social networking	May '11 $8.5bn 8.3x rev 32.2x LTM EBITDA	Jan '08 $1.2bn 6x rev 57.0x EBITDA	May '07 $5.9bn 7.4x rev 28.4x EBITDA
				J.P.Morgan	J.P.Morgan		J.P.Morgan		

J.P.Morgan

Company filings; press releases; FactSet as of 4/19/21
Note: All transaction multiples reflect NTM, unless noted otherwise

39

Strategics buyer insights – Oracle

Market cap: $219bn
FV / '22E Rev.: 6.4x
FV / '22E uFCF: 16.7x

Key decision makers

JPMorgan relationship



Larry Ellison
Chairman & CTO



Safa Catz
CEO

Strategic rationale

- Have been highly active searching for the right asset in healthcare
- Highly aligned with Oracle Cloud for Healthcare capabilities and positioned to provide in-depth customer insights
- Some potential enterprise solution cross sell in certain segments
- Would likely require significant time to establish conviction; sizeable transaction relative to historical activity

How they assess value

- DCF-based valuation giving credit for synergies
- Assess value looking at cash-on-cash returns analysis

Notable M&A deals

[ ] JPM advised

aconex	MOAT	NETSUITE	datalogix	micros	Primavera Systems	Retek
Dec '17	Apr '17	Jul '16	Dec '14	Jun '14	Dec '08	Mar '05
7.5x rev	$850mm	7.9x rev	$1.2bn	3.0x rev	$550mmC	3.0x rev
$1.2bn	Online advertising	$8.8bn	Marketing services	$4.5bn		$500mm
Mobile collaboration		Cloud computing		Healthcare CRM		Retail software
		J.P.Morgan		J.P.Morgan	J.P.Morgan	J.P.Morgan

J.P.Morgan

Company filings; press releases; FactSet as of 4/19/21
Note: All transaction multiples reflect NTM, unless noted otherwise

40

Strategics buyer insights – Amazon

Market cap: $1,750bn
FV / '22E Rev.: 3.2x
FV / '22E uFCF: 33.8x

Key decision makers

JPMorgan relationship



Andy Jassy
CEO, Amazon



Adam Selipsky
CEO,
Amazon Web Services



Peter Krawiec
VP, Worldwide
Corporate Development

Strategic rationale

- Further demonstrates commitment to build out healthcare platform
- Data access to further expand both telehealth and PillPack customer connectivity and capabilities
- Strategic position and access poised to inform next leg of stool in healthcare

How they assess value

- Extremely valuation disciplined
- Only willing to step in absolute must own situations
- Utilizes DCF and trading comparables to support valuation
- Assess standalone valuation as well as PF value within Amazon

Notable M&A deals
JPM advised (dashed red box)

Target	Date	Value	Sector	JPM advised
ZOOX	Jun '20	$1.2bn	Autonomous mobility	
ZWIFT	Sep '20	$450mm[1]	Connected fitness	J.P.Morgan
CANVAS technology	Apr '19		Autonomous delivery	
eero	Feb '19		Autonomous delivery	J.P.Morgan
ring	Feb '18	$900mm	Home security	J.P.Morgan
PillPack	Jun '18	$753mm	Online pharmacy	
WHOLE FOODS MARKET	Jun '17	9.9x EBITDA, $13.5bn	Grocery	J.P.Morgan

J.P.Morgan

Company filings; press releases; FactSet as of 4/19/21
Note: All transaction multiples reflect NTM, unless noted otherwise; JPM provided financing with respect to the Whole Foods transaction; [1] Amazon participated in the $450mm Series C investment

41

Strategics buyer insights – Alphabet

Market cap: $1,508bn
FV / '22E Rev.: 5.8x
FV / '22E uFCF: 24.9x

Key decision makers

JPMorgan relationship



Don Harrison
President
Partnership & Corp Dev



Sanjay Kapoor
Head of Corporate Development



Bill Ready
President of Commerce

Strategic rationale

- Major entry point into healthcare with unprecedented, highly functional data
- Immediate exposure to all major constituent bases in healthcare
- Cross functionality with data to both sell into healthcare channel and use across broader user base

How they assess value

- Commercial / product opportunity most important valuation driver
- Use precedent transaction multiples and long-term investment IRRs as support

Notable M&A deals
JPM advised

Jio	Pointy	fitbit	looker	bebop	nest
July '20	Jan '20	Nov '19	Jun '19	Nov '15	Nov '15
		1.1x rev			
$4.7bn	$163mm	$1.6bn	$2.6bn	$380mm	$380mm
Network	Search	Wearables	Business intelligence	Enterprise applications	Enterprise applications
J.P.Morgan (JPM advised)					

J.P.Morgan

Company filings; press releases; FactSet as of 4/19/21
Note: All transaction multiples reflect NTM, unless noted otherwise

42

Strategics buyer insights – Dassault Systems / Medidata

Market cap: $63.3bn
FV / '22E Rev.: 10.4x
FV / '22E uFCF: 47.8x

Key decision makers

JPMorgan relationship



Bernard Charles
CEO



Pascal Daloz
COO & CFO
Corporate Strategy Officer



Tarek Shelif
CEO & Co-founder, Medidata

Strategic rationale

- Extend Dassault's life sciences business as its core competency to become its largest business segment in the company
- Immediately access Inovalon's massive primary-source datasets to enhance Dassault / Medidata's cloud-based data & analytics capabilities
- Enable Dassault's expansion into other key segments of healthcare, including payers and providers
- Cross-sell opportunities and synergies with Inovalon platform

Notable M&A deals

medidata	IQMS Manufacturing ERP	Exa
Jun '19 $5.8bn Life Sciences lifecycle management	Dec '18 $425mm Manufacturing ERP software	Sep '17 $400mm Product engineering software

J.P.Morgan

Company filings; press releases; FactSet as of 4/29/21
Note: All transaction multiples reflect NTM, unless noted otherwise

43

Strategics buyer insights – IQVIA

Market cap: $45.1bn
FV / '22E Rev.: 3.9x
FV / '22E uFCF: 27.8x

Key decision makers

JPMorgan relationship



Ari Bousbib
Chairman & CEO



Ron Bruehlman
CFO

Strategic rationale

- Combination of leading end-to-end data & analytics solutions for clinical research with the industry's largest primary-source real world data repository
- Meaningful synergy potential across key life sciences verticals
- Unmatched scale across key healthcare constituents with significant cross-sell potential

Notable M&A deals

Q² Solutions	QuintilesIMS	imshealth	QUINTILES
Apr '21	May '16	April '14	May '13
$1.9bn	$23.0bn	$1.3bn	$0.9bn
Clinical lab services	Merger of equals	Initial public offering	Initial public offering
		J.P.Morgan	J.P.Morgan

J.P.Morgan

Company filings; press releases; FactSet as of 4/19/21
Note: All transaction multiples reflect NTM, unless noted otherwise

44

Additional potential strategic partners

Company	Key management	Market cap ($bn)	2022E Revenue growth	2022E EBITDA margin	2022E FV / Revenue	2022E FV / uFCF
BROADCOM	Hock Tan (President, CEO) Kirsten Separs (CFO / CAO)	$190bn	5%	60%	8.1x	15.4x
citrix	David Henshall, (President, CEO) Arlen Shenkman (CFO, EVP)	$16bn	8%	35%	4.7x	14.6x
FICO	Will Lansing (President, CEO) Michael McLaughlin (CFO, EVP)	$16bn	10%	40%	11.2x	NA
FORTIVE	James Lico, (President, CEO) Charles McLaughlin, (CFO)	$25bn	5%	25%	5.3x	26.5x
IBM	Arvind Krishna, (Chairman, CEO) James Kavanaugh, (CFO, SVP)	$129bn	1%	25%	2.4x	14.3x
NTT	Yo Honma (President) Toshi Fujiwara (CFO, CTO)	$22bn	3%	16%	1.2x	25.3x
roper	Laurence Hunn (President, CEO) Robert Crisci (CFO, EVP)	$47bn	5%	36%	8.4x	26.0x
splunk>	Douglas Merritt (CEO) Jason Child (CFO, SVP)	$21bn	24%	4%	6.9x	44.1x
Veeva	Peter Gassner (Founder, CEO) Brent Bowman (CFO)	$46bn	18%	40%	18.1x	56.3x
workday.	Aneel Bhusri (Chairman, Co-CEO) Robynne Sisco (Co-President, CFO)	$47bn	17%	24%	10.2x	49.5x
zoominfo	Henry Shuck (Chairman, CEO) Cameron Hyzer (CFO)	$5bn	27%	47%	12.0x	29.0x

J.P.Morgan

Source: Company filings, FactSet as of 4/29/21

45

Financial sponsor buyer universe

	Fund size	Select software transactions	Select healthcare transactions	Key Contact
Advent International	$18bn	CCC, Unit4, Skillsoft	Cotiviti, Definitive Healthcare, Syneos Health	Bryan Taylor, Managing Director; Lauren Young, Managing Director
Bain Capital	$9bn	Blue Coat, CentralSquare, Nutanix	IQVIA, Zelis / RedCard, Waystar	David Humphrey, Managing Director
Blackstone	$25bn	Alight, Diligent, Ultimate Software	Change Healthcare, TeamHealth	Joseph Baratta, Global Head of Private Equity; Martin Brand, Head of U.S. Private Equity
Francisco Partners	$8bn	Aconex, Lucidworks, PayScale	GoodRx, Orchard Software	Dipanjan (DJ) Deb, Co-Founder and CEO
Hellman & Friedman	$16bn	Renaissance, Genesys, Ultimate Software	Change Healthcare, MultiPlan, PPD	David Tunnell, Managing Partner; Tarim Wasim, Partner; Sameer Narang, Partner
Permira	$11bn	Informatica, Magento, Synamedia	Althea, Pharmaq	Brian Ruder, Partner; Henry Minello, Partner
Silver Lake	$20bn	Avaya, Dell EMC, SolarWinds	GoodRx, MultiPlan, PatientsLikeMe	Greg Mondre, Co-CEO
Thoma Bravo	$18bn	Ellie Mae, Proofpoint, RealPage	GHX, Imprivata, Sparta Systems	Orlando Bravo, Founder & Managing Partner; Holden Spaht, Managing Partner; Seth Boro, Managing Partner
TPG	$11bn	Ellucian, McAfee, Planview	IMS Health, WellSky	Todd Sisitsky, Managing Partner; Nehal Raj, Partner

J.P.Morgan

Source: Press releases, company filings; Note: Fund size reflects size of most recent flagship fund

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